EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan of EPIX Medical, Inc. of our report dated January 11, 1997 (except for Note 15, the date for which is February 13, 1997), with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young LLP


Boston, Massachusetts
December 4, 1997